                                                                     EXHIBIT 3.3

                                    BY-LAWS

                                       OF

                         EL PASO TENNESSEE PIPELINE CO.
                            (FORMERLY TENNECO INC.)
                            (A DELAWARE CORPORATION)





Effective December 12, 1996
Name Change Effective December 12, 1996

                                    BY-LAWS

                                       OF

                         EL PASO TENNESSEE PIPELINE CO.
                            (FORMERLY TENNECO INC.)

                               TABLE OF CONTENTS


                                                                                                      Page
ARTICLE I.  OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Section 1   -  Registered Office and Agent   . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Section 2   -  Other Offices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II.  STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Section 1   -  Annual Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Section 2   -  Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Section 3   -  Place of Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 4   -  Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 5   -  Fixing of Record Date for Determining Stockholders  . . . . . . . . . . . . . .  2
         Section 6   -  Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Section 7   -  Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Section 8   -  Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Section 9   -  Inspectors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Section 10  -  List of Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Section 11  -  Stockholder Proposals   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE III.  BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Section 1   -  Number, Qualification and Term of Office  . . . . . . . . . . . . . . . . . . .  5
         Section 2   -  Vacancies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         Section 3   -  Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         Section 4   -  Removals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         Section 5   -  Place of Meetings; Books and Records  . . . . . . . . . . . . . . . . . . . . .  6
         Section 6   -  Annual Meeting of the Board   . . . . . . . . . . . . . . . . . . . . . . . . .  6
         Section 7   -  Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 8   -  Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 9   -  Quorum and Manner of Acting   . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 10  -  Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 11  -  Consent of Directors in Lieu of Meeting   . . . . . . . . . . . . . . . . . . .  8
         Section 12  -  Telephonic Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Section 13  -  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Section 14  -  Interested Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8


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
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ARTICLE IV.  COMMITTEES OF THE BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Section 1   -  Executive Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Section 2   -  Finance Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Section 3   -  Audit Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Section 4   -  Compensation Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Section 5   -  Committee Chairman, Books and Records   . . . . . . . . . . . . . . . . . . . . 10
         Section 6   -  Alternates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Section 7   -  Other Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Section 8   -  Quorum and Manner of Acting   . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE V.  OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Section 1   -  Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Section 2   -  Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Section 3   -  Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Section 4   -  Removals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         Section 5   -  Vacancies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         Section 6   -  Chairman of the Board   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         Section 7   -  Chief Executive Officer   . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 8   -  President   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         Section 9   -  Vice Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         Section 10  -  Chief Operating Officer   . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         Section 11  -  Chief Financial Officer   . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         Section 12  -  Vice Presidents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         Section 13  -  General Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         Section 14  -  Secretary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         Section 15  -  Treasurer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         Section 16  -  Controller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         Section 17  -  Absence or Disability of Officers   . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE VI.  STOCK CERTIFICATES AND TRANSFER THEREOF  . . . . . . . . . . . . . . . . . . . . . . . . . 17
         Section 1   -  Stock Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         Section 2   -  Transfer of Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         Section 3   -  Transfer Agents and Registrars  . . . . . . . . . . . . . . . . . . . . . . . . 17
         Section 4   -  Additional Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         Section 5   -  Lost, Stolen or Destroyed Certificates  . . . . . . . . . . . . . . . . . . . . 18

ARTICLE VII.  DIVIDENDS, SURPLUS, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE VIII.  SEAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE IX.  FISCAL YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE X.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         Section 1   -  General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         Section 2   -  Actions by or in the Right of the Corporation   . . . . . . . . . . . . . . . . 19


                                      ii
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
         Section 3   -  Indemnification in Certain Cases  . . . . . . . . . . . . . . . . . . . . . . . 19
         Section 4   -  Procedure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         Section 5   -  Advances for Expenses and Costs   . . . . . . . . . . . . . . . . . . . . . . . 21
         Section 6   -  Remedies in Cases of Determination
                        not to Indemnify or to Advance Expenses   . . . . . . . . . . . . . . . . . . . 22
         Section 7   -  Rights Non-Exclusive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         Section 8   -  Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         Section 9   -  Surviving of Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         Section 10  -  Indemnification of Employees and Agents of the Corporation  . . . . . . . . . . 23
         Section 11  -  Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE XI.  CHECKS, DRAFTS, BANK ACCOUNTS, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         Section 1   -  Checks, Drafts, Etc.; Loans   . . . . . . . . . . . . . . . . . . . . . . . . . 24
         Section 2   -  Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE XII.  AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE XIII.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

                                                                   EXHIBIT 3(ii)

                                    BY-LAWS

                                       OF

                         EL PASO TENNESSEE PIPELINE CO.
                            (FORMERLY TENNECO INC.)


                                   ARTICLE I

                                    OFFICES

SECTION 1.  REGISTERED OFFICE AND AGENT

     The registered office of the corporation is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

SECTION 2.  OTHER OFFICES

     The corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors (the "Board") may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS

SECTION 1.  ANNUAL MEETINGS

     A meeting of the stockholders for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at 5:00 o'clock P.M. on the second Tuesday in June, or at such other time on such other date as shall be fixed by resolution of the Board. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

SECTION 2.  SPECIAL MEETINGS

     Special meetings of the stockholders for any purpose or purposes may be called only by a majority of the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Vice Chairman of the Board.

SECTION 3.  PLACE OF MEETINGS

     The annual meeting of the stockholders of the corporation shall be held at the general offices of the corporation in the City of El Paso, State of Texas, or at such other place in the United States as may be stated in the notice of the meeting. All other meetings of the stockholders shall be held at such places within or without the State of Delaware as shall be stated in the notice of the meeting.

SECTION 4.  NOTICE OF MEETINGS

     4.1 GIVING OF NOTICE. Except as otherwise provided by statute, written notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be given when deposited in the United States mails, postage prepaid, directed to such stockholder at his address as it appears in the stock ledger of the corporation. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     4.2 NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time and place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is given. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     4.3  WAIVER OF NOTICE

     4.3.1 Whenever any notice is required to be given to any stockholder under the provisions of these By-laws, the Certificate of Incorporation or the general Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     4.3.2 The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 5.  FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS

     5.1 MEETINGS. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     5.2 DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS. For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

SECTION 6.  QUORUM

     A majority of the outstanding shares of stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders; provided that where a separate vote by a class or classes or by a series of a class is required, a majority of the outstanding shares of such class or classes or of such series of a class, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on that matter. Shares of stock will be counted toward a quorum if they are either (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 7.  ORGANIZATION

     At each meeting of the stockholders, the Chairman of the Board, or in his absence the Chief Executive Officer, the President or the Vice Chairman of the Board, or if all of the said officers are absent, a person designated by the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Vice Chairman of the Board, or in the absence of such designated person, a person elected by the holders of a majority in number of shares of stock present in person or represented by proxy and entitled to vote, shall act as chairman of the meeting.

     The Secretary, or in his absence or in the event he shall be presiding over the meeting in accordance with the provisions of this Section, an Assistant Secretary or, in the absence of the

Secretary and all of the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 8.  VOTING

     8.1 GENERAL PROVISIONS. Unless otherwise provided in the Certificate of Incorporation or a resolution of the Board creating a series of stock, at each meeting of the stockholders, each holder of any share of any series or class of stock entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken, standing in his name on the stock ledger of the corporation on the record date fixed as provided in these By-laws for determining the stockholders entitled to vote at such meeting. In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these By-laws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware. In determining the number of votes cast for or against a proposal, shares abstaining from voting on a matter (including elections) will not be treated as a vote for or against the proposal. A non-vote by a broker will be treated as if the broker never voted, but a non-vote by a stockholder will be counted as a vote "for" the management's position. Where a separate vote by a class or classes or by a series of a class is required, if a quorum is present, the affirmative vote of the majority of shares of such class or classes or series of a class present in person or represented by proxy at the meeting shall be the act of such class or classes or series of a class. The provisions of this Section will govern with respect to all votes of stockholders except as otherwise provided for in these By-laws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware.

     8.2 VOTING FOR DIRECTORS. At each election of Directors the voting shall be by written ballot. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

     8.3 SHARES HELD OR CONTROLLED BY THE CORPORATION. Shares of its own capital stock belonging to the corporation, or to another corporation if a majority of the shares entitled to vote in the election of Directors of such other corporation is held by the corporation, shall neither be entitled to vote nor counted for quorum purposes.

     8.4 PROXIES. A stockholder may vote by proxy executed in writing by the stockholder or by his attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. A proxy shall become invalid three years after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

SECTION 9.  INSPECTORS

     Prior to each meeting of stockholders, the Board shall appoint two Inspectors who are not Directors, candidates for Directors or officers of the corporation, who shall receive and determine the validity of proxies and the qualifications of voters, and receive, inspect, count and report to the meeting in writing the votes cast on all matters submitted to a vote at such meeting. In case of failure of the Board to make such appointments or in case of failure of any Inspector so appointed to act, the Chairman of the Board shall make such appointment or fill such vacancies. Each Inspector, immediately before entering upon his duties, shall subscribe to an oath or affirmation faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability.

SECTION 10.  LIST OF STOCKHOLDERS

     The Secretary or other officer or agent having charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each class and series registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any such meeting.

SECTION 11.  STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in any proxy statement to be issued in connection with the annual meeting of stockholders must be mailed to the Corporate Secretary, El Paso Tennessee Pipeline Co., P. O. Box 1492, El Paso, Texas 79978, and must be received by the Corporate Secretary at least by the 150th day preceding the annual meeting of stockholders unless the specific deadline for stockholder proposals is set forth in the corporation's proxy statement.


                                  ARTICLE III

                               BOARD OF DIRECTORS

SECTION 1.  NUMBER, QUALIFICATION AND TERM OF OFFICE

     The business, property and affairs of the corporation shall be managed by a Board consisting of not less than one Director. The Board shall from time to time by a vote of a majority of the

Directors then in office fix the specific number of Directors to constitute the Board. At each annual meeting of stockholders a Board shall be elected by the stockholders for a term of one year. Each Director shall serve until his successor is duly elected and shall qualify.

SECTION 2.  VACANCIES

     Vacancies in the Board and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a vote of the majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board.

SECTION 3.  RESIGNATIONS

     Any Director may resign at any time upon written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman of the Board or the Secretary of the corporation. Such resignation shall take effect on the date of receipt of such notice or at any later time specified therein; and the acceptance of such resignation, unless otherwise required by the terms thereof, shall not be necessary to make it effective. When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.

SECTION 4.  REMOVALS

     Any Director may be removed, with or without cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of a majority in number of shares of the corporation entitled to vote for the election of such Director, and the vacancy in the Board caused by any such removal may be filled by the stockholders at such a meeting.

SECTION 5.  PLACE OF MEETINGS; BOOKS AND RECORDS

     The Board may hold its meetings, and have an office or offices, at such place or places within or without the State of Delaware as the Board from time to time may determine.

     The Board, subject to the provisions of applicable statutes, may authorize the books and records of the corporation, and offices or agencies for the issue, transfer and registration of the capital stock of the corporation, to be kept at such place or places outside of the State of Delaware as, from time to time, may be designated by the Board.

SECTION 6.  ANNUAL MEETING OF THE BOARD

     The first meeting of each newly elected Board, to be known as the Annual Meeting of the Board, for the purpose of electing officers, designating committees and the transaction of such other business as may come before the Board, shall be held as soon as practicable after the adjournment of the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected Directors, provided a quorum shall be present. In the event such meeting is not held due to the absence of a quorum, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver signed by all of the newly elected Directors.

SECTION 7.  REGULAR MEETINGS

     The Board shall provide for regular meetings of the Board at such times and at such places as it deems desirable. Notice of regular meetings need not be given.

SECTION 8.  SPECIAL MEETINGS

     Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Vice Chairman of the Board and shall be called by the Secretary on the written request of three Directors on such notice as the person or persons calling the meeting shall deem appropriate in the circumstances. Notice of each such special meeting shall be mailed to each Director or delivered to him by telephone, telegraph or any other means of electronic communication, in each case addressed to his residence or usual place of business, or delivered to him in person or given to him orally. The notice of meeting shall state the time and place of the meeting but need not state the purpose thereof. Whenever any notice is required to be given to any Director under the provisions of these By-laws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 9.  QUORUM AND MANNER OF ACTING

     Except as otherwise provided by statute, the Certificate of Incorporation, or these By-laws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum is present. Notice of any such adjourned meeting need not be given.

SECTION 10.  ORGANIZATION

     At every meeting of the Board, the Chairman of the Board or in his absence the Chief Executive Officer, the President or the Vice Chairman of the Board, or if all of the said officers are absent, a chairman chosen by a majority of the Directors present shall act as chairman of the meeting. The Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 11.  CONSENT OF DIRECTORS IN LIEU OF MEETING

     Unless otherwise restricted by the Certificate of Incorporation or by these By-laws, any action required or permitted to be taken at any meeting of the Board, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board or committee.

SECTION 12.  TELEPHONIC MEETINGS

     Members of the Board, or any committee designated by the Board, may participate in any meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

SECTION 13.  COMPENSATION

     Each Director, who is not a full-time salaried officer of the corporation or any of its wholly owned subsidiaries, when authorized by resolution of the Board, may receive as a Director a stated salary or an annual retainer, and any other benefits as the Board may determine, and in addition may be allowed a fixed fee or reimbursement of his reasonable expenses for attendance at each regular or special meeting of the Board or any committee thereof.

SECTION 14.  INTERESTED DIRECTORS

     No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers of this corporation, or have a financial interest in such contract or transaction, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.


                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1.  EXECUTIVE COMMITTEE

     The Board may, in its discretion, designate an Executive Committee, consisting of such number of Directors as the Board may from time to time determine. The committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, but the committee shall have no power or authority to amend the Certificate of Incorporation (except that the committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series). The committee shall have such other powers as the Board may from time to time prescribe.

SECTION 2.  FINANCE COMMITTEE

     The Board may, in its discretion, designate a Finance Committee, consisting of such number of Directors as the Board may from time to time determine. The committee shall monitor, review, appraise and recommend to the Board appropriate action with respect to the corporation's capital structure, its source of funds and its financial position; review and recommend appropriate delegations of authority to management on expenditures and other financial commitments; review terms and conditions of financing plans; develop and recommend dividend policies and recommend to the Board specific dividend payments; and review the performance of the trustee of the corporation's pension trust fund, and any proposed change in the investment policy of the trustee with respect to such fund. The committee shall have such other duties, functions and powers as the Board may from time to time prescribe.

SECTION 3.  AUDIT COMMITTEE

     The Board may designate annually an Audit Committee consisting of not less than two Directors as it may from time to time determine, none of whom shall be officers or employees of the corporation. The committee shall review with the independent accountants the corporation's financial statements, basic accounting and financial policies and practices, adequacy of controls, standard and special tests used in verifying the corporation's statements of account and in determining the soundness of the corporation's financial condition, and the committee shall report to the Board the results of such reviews; review the policies and practices pertaining to publication of quarterly and annual statements to assure consistency with audited results and the implementation of policies and practices recommended by the independent accountants; ensure that suitable independent audits are made of the operations and results of subsidiary corporations and affiliates; and monitor compliance with the corporation's code of business conduct. The committee shall have such other duties, functions and powers as the Board may from time to time prescribe.

SECTION 4.  COMPENSATION COMMITTEE

     The Board may designate annually a Compensation Committee consisting of not less than two Directors as it may from time to time determine, none of whom shall be officers or employees of the corporation. The committee shall administer the corporation's executive compensation plans and programs. In addition, the committee shall consider proposals with respect to the creation of and changes to executive compensation plans and will review appropriate criteria for establishing certain performance measures and determining annual corporate and executive performance ratings under applicable corporation plans and programs. The committee shall have such other duties, functions and powers as the Board may from time to time prescribe.

SECTION 5.  COMMITTEE CHAIRMAN, BOOKS AND RECORDS

     Each committee shall elect a chairman to serve for such term as it may determine, shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules. It shall keep a record of its acts and proceedings, and all action of the committee shall be reported to the Board at the next meeting of the Board.

SECTION 6.  ALTERNATES

     Alternate members of the committees prescribed by this Article IV may be designated by the Board from among the Directors to serve as occasion may require. Whenever a quorum cannot be secured for any meeting of any such committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

     Alternative members of such committees shall receive a reimbursement for expenses and compensation at the same rate as regular members of such committees.

SECTION 7.  OTHER COMMITTEES

     The Board may designate such other committees, consisting of such number of Directors as the Board may from time to time determine, and each such committee shall serve for such term and shall have and may exercise, during intervals between meetings of the Board, such duties, functions and powers as the Board may from time to time prescribe.

SECTION 8.  QUORUM AND MANNER OF ACTING

     At each meeting of any committee the presence of a majority of the members of such committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action; provided, however, that no action may be taken by the Executive Committee or the Finance Committee when one or more officers of the corporation are present as members at a meeting of either such committee unless such action shall be concurred in by the vote of at least one member of such committee who is not an officer of the corporation.

                                   ARTICLE V

                                    OFFICERS

SECTION 1.  NUMBER

     The officers of the corporation shall consist of such of the following as the Board may from time to time elect or appoint, or as the Chairman of the Board may from time to time appoint pursuant to Section 6 of this Article V: a Chairman of the Board, a Chief Executive Officer, a President, a Vice Chairman of the Board, a Chief Operating Officer, a Chief Financial Officer, a General Counsel, a Secretary, a Treasurer, a Controller and one or more of the following: Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Associate or Assistant General Counsel, Assistant Secretary, Assistant Treasurer, Assistant Controller and such other officers with such titles and powers and/or duties as the Board or the Chairman of the Board, as the case may be, shall from time to time determine. Officers of the corporation may simultaneously serve as officers of subsidiaries or divisions thereof. Any number of offices may be held by the same person.

SECTION 2.  ELECTION

     The officers of the corporation, except those who may be appointed by the Chairman of the Board as provided in Section 6 of this Article V, shall be elected or appointed as soon as practicable after the annual meeting of stockholders in each year to hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, or until his successor is elected and qualified or until his earlier death, resignation or removal.

SECTION 3.  RESIGNATIONS

     Any elected or appointed officer may resign at any time upon written notice to the Chairman of the Board or the Secretary of the corporation. Such resignation shall take effect upon the date of its receipt or at such later time as may be specified therein, and unless otherwise required by the terms thereof, no acceptance of such resignation shall be necessary to make it effective.

SECTION 4.  REMOVALS

     Any elected or appointed officer may be removed, with or without cause, by the Board at any regular or special meeting of the Board, and in the case of an officer appointed pursuant to Section 6 of this Article V, may be so removed by the Chairman of the Board. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation, but the election or appointment of any officer shall not of itself create contractual rights.

SECTION 5.  VACANCIES

     Any vacancy occurring in any office by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting or as otherwise provided in these By-laws.

SECTION 6.  CHAIRMAN OF THE BOARD

     The Chairman of the Board shall, when present, preside at all meetings of the stockholders and the Board; have authority to call special meetings of the stockholders and of the Board; have authority to sign and acknowledge in the name and on behalf of the corporation all stock certificates, contracts or other documents and instruments except where the signing thereof shall be expressly delegated to some other officer or agent by the Board or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board may authorize any officer, employee or agent of the corporation to sign, execute and acknowledge in his place and stead all such documents and instruments; he shall fix the compensation of officers of the corporation, other than his own compensation, and the compensation of officers of its principal operating subsidiaries reporting directly to him unless such authority is otherwise reserved to the Board or a committee thereof; and he shall approve proposed employee compensation and benefit plans of subsidiary companies not involving the issuance or purchase of capital stock of the corporation. He shall have the power to appoint and remove any Vice President, Controller, General Counsel, Secretary or Treasurer of the corporation. He shall also have the power to appoint and remove such associate or assistant officers of the corporation with such titles and duties as he may from time to time deem necessary or appropriate. He shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board or the Executive Committee.

     The Chairman of the Board is hereby authorized, without further approval of the Finance Committee or the Board:

     (a) To approve individual expenditures by the corporation of up to $10 million each for those expenditure categories presented to the Board in the annual budget or plan and up to $5 million each for individual expenditures in categories not presented to the Board, including but not limited to individual expenditures pertaining to operating expenses, purchases, leases, options to purchase or lease assets, investments, business acquisitions, land purchases, products or services acquisitions, litigation settlements, charitable donations and political contributions.

     (b) To approve individual cost overruns of up to 10% of any amounts approved by or presented to the Board.

     (c) To enter into leases or extensions thereof and other agreements with respect to the assets of the corporation, including interests in minerals and real estate, for a term of not more than 10 years or for an unlimited term if the aggregate initial rentals, over the term of the lease, including renewal options, do not exceed $3 million.

     (d) To approve capital contributions to the corporation's wholly owned subsidiaries.

     (e) To approve disposition of assets and interests in securities of subsidiaries or related commitments, provided that the aggregate market value of the assets being disposed of in any one such transaction does not exceed $10 million.

     (f) To approve increases in the capital budgets of the corporation's operating subsidiaries provided such increases in the aggregate do not exceed 10% of the corporation's capital budget for the fiscal year.

     (g) To approve in emergency situations commitments in excess of the above-described limits provided they are in the interests of the corporation.

The above delegation of authority does not authorize the corporation or its subsidiaries to make a significant change in its business or to issue the corporation's capital stock without the specific approval of the Board. Notwithstanding these limitations, the Chairman of the Board shall have such power and authority as is usual, customary and desirable to perform all the duties of the office.

SECTION 7.  CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer shall assist the Chairman of the Board in the performance of his duties and shall perform those duties assigned to him in other provisions of the By-laws and such other duties as may from time to time be assigned to him by the Board or the Chairman of the Board. In the absence or disability of the Chairman of the Board, or at his request, the Chief Executive Officer may preside at any meeting of the stockholders or of the Board and, in such circumstances, may exercise any of the other powers or perform any of the other duties of the Chairman of the Board. Subject to delegations by the Chairman of the Board pursuant to Section 6 of this Article V, the Chief Executive Officer may sign or execute, in the name of the corporation, all stock certificates, deeds, mortgages, bonds, contracts or other documents and instruments, except in cases where the signing or execution thereof shall be required by law or shall have been expressly delegated by the Board or these By-laws to some other officer or agent of the corporation.

SECTION 8.  PRESIDENT

     The President shall have general authority over the property, business and affairs of the corporation, and over all subordinate officers, agents and employees of the corporation, subject to the control and direction of the Board, the Executive Committee, the Chairman of the Board and the Chief Executive Officer, including the power to sign and acknowledge in the name and on behalf of the corporation all stock certificates, deeds, mortgages, bonds, contracts or other documents and instruments except when the signing thereof shall be expressly delegated to some other officer or agent by the Board or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board, may delegate to any officer, employee or agent of the corporation authority to sign, execute and acknowledge in his place and stead all such documents and instruments.


SECTION 9.  VICE CHAIRMAN OF THE BOARD

     The Vice Chairman of the Board shall assist the Chairman of the Board, the Chief Executive Officer and the President, in the performance of their duties and shall perform those duties assigned to him in other provisions of the By-laws and such other duties as may from time to time be assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer or the President. In the absence or disability of the Chairman of the Board, the Chief Executive Officer or the President, or at the request of any of them, the Vice Chairman of the Board may preside at any meeting of the stockholders or of the Board and, in such circumstances, may exercise any of the other powers or perform any of the other duties of the Chairman of the Board, the Chief Executive Officer or the President. Subject to delegations by the Chairman of the Board pursuant to Section 6 of this Article V, the Vice Chairman of the Board may sign or execute, in the name of the corporation, all stock certificates, deeds, mortgages, bonds, contracts or other documents and instruments, except in cases where the signing or execution thereof shall be required by law or shall have been expressly delegated by the Board or these By-laws to some other officer or agent of the corporation.

SECTION 10.  CHIEF OPERATING OFFICER

     The Chief Operating Officer shall have direct management responsibility for the general business operations of the corporation, and he shall have such powers and perform such duties as may be incident to the office of chief operating officer of a corporation, those duties assigned to him by other provisions of the By-laws, and such other duties as may from time to time be assigned to him either directly or indirectly by the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Vice Chairman of the Board. Subject to delegations by the Chairman of the Board pursuant to Section 6 of this Article V, the Chief Operating Officer may sign or execute, in the name of the corporation, all stock certificates, deeds, mortgages, bonds, contracts or other documents and instruments, except in cases where the signing or execution thereof shall be required by law or shall have been expressly delegated by the Board or these By-laws to some other officer or agent of the corporation.

SECTION 11.  CHIEF FINANCIAL OFFICER

     The Chief Financial Officer shall have responsibility for development and administration of the corporation's financial plans and all financial arrangements, its cash deposits and short term investments, its accounting policies and its federal and state tax returns. The Chief Financial Officer shall also be responsible for the corporation's internal control procedures and for its relationship with the financial community. The Chief Financial Officer shall perform all the duties incident to the office of chief financial officer of a corporation, those duties assigned to him by other provisions of these By-laws and such other duties as may be assigned to him either directly or indirectly by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman of the Board or the Chief Operating Officer, or as may be provided by law.

SECTION 12.  VICE PRESIDENTS

     Each Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as may from time to time be assigned to him, directly or indirectly, either generally or in specific instances, by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman of the Board or the Chief Operating Officer.

     Subject to delegations by the Chairman of the Board pursuant to Section 6 of this Article V, each Executive Vice President, Senior Vice President and Vice President shall perform all duties incident to the office of vice president of a corporation and shall have authority to sign or execute, in the name of the corporation, all stock certificates, deeds, mortgages, bonds, contracts or other documents or instruments, except in cases where the signing or execution thereof shall have been expressly delegated by the Board or these By-laws to some other officer or agent of the corporation.

SECTION 13.  GENERAL COUNSEL

     The General Counsel shall be the chief legal advisor of the corporation and shall have responsibility for the management of the legal affairs and litigation of the corporation and, in general, he shall perform the duties incident to the office of general counsel of a corporation and such other duties as may be assigned to him either directly or indirectly by the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Vice Chairman of the Board, or as may be provided by law.

SECTION 14.  SECRETARY

     The Secretary shall keep the minutes of meetings of the stockholders and of the Board in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; he shall be custodian of the records and of the corporate seal or seals of the corporation; he shall see that the corporate seal is affixed to all documents requiring same, the execution of which, on behalf of the corporation, under its seal, is duly authorized, and when said seal is so affixed he may attest same; and, in general, he shall perform all duties incident to the office of the secretary of a corporation, and such other duties as from time to time may be assigned to him directly or indirectly by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman of the Board or the General Counsel, or as may be provided by law. Any Assistant Secretary may perform any of the duties or exercise any of the powers of the Secretary at the request of, or in the absence or disability of, the Secretary or otherwise as occasion may require in the administration of the business and affairs of the corporation.

SECTION 15.  TREASURER

     The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit, or cause to be deposited, in the name of the corporation, all moneys or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by or under authority of the Board; if required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the corporation; and, in general, he shall perform the duties incident to the office of treasurer of a corporation and such other duties as may be assigned to him directly or indirectly by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman of the Board, the Chief Operating Officer or the Chief Financial Officer, or as may be provided by law. Any Assistant Treasurer may perform any of the duties or exercise any of the powers of the Treasurer at the request of, or in the absence or disability of, the Treasurer or otherwise as occasion may require in the administration of the business and affairs of the corporation.

SECTION 16.  CONTROLLER

     The Controller shall be the chief accounting officer of the corporation. He shall keep full and accurate accounts of the assets, liabilities, commitments, receipts, disbursements and other financial transactions of the corporation; shall cause regular audits of the books and records of account of the corporation and shall supervise the preparation of the corporation's financial statements; and, in general, he shall perform the duties incident to the office of controller of a corporation and such other duties as may be assigned to him directly or indirectly by the Board, the Audit Committee, the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman of the Board, the Chief Operating Officer or the Chief Financial Officer, or as may be provided by law.

SECTION 17.  ABSENCE OR DISABILITY OF OFFICERS

     In the absence or disability of the Chairman of the Board, the Chief Executive Officer, the President or the Vice Chairman of the Board, the Board or a committee thereof may designate individuals to perform the duties of those absent or disabled.

                                   ARTICLE VI

                    STOCK CERTIFICATES AND TRANSFER THEREOF

SECTION 1.  STOCK CERTIFICATES

     Except as otherwise permitted by statute, the Certificate of Incorporation or resolution or resolutions of the Board, every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman of the Board, the Chief Operating Officer, the Chief Financial Officer or any Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares, and the class and series thereof, owned by him in the corporation. Any and all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 2.  TRANSFER OF STOCK

     Transfer of shares of the capital stock of the corporation shall be made only on the books of the corporation by the holder thereof, or by his attorney duly authorized, and on surrender of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation, and the corporation shall not, except as expressly required by statute, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person whether or not it shall have express or other notice thereof.

SECTION 3.  TRANSFER AGENTS AND REGISTRARS

     The Board may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the corporation, as may be required by and in accordance with applicable laws, rules and regulations. Except as otherwise provided by resolution of the Board in respect of temporary certificates, no certificates for shares of capital stock of the corporation shall be valid unless countersigned by a transfer agent and registered by one of such registrars.

SECTION 4.  ADDITIONAL REGULATIONS

     The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

SECTION 5.  LOST, STOLEN OR DESTROYED CERTIFICATES

     The Board may provide for the issuance of new certificates of stock to replace certificates of stock lost, stolen or destroyed, or alleged to be lost, stolen or destroyed, upon such terms and in accordance with such procedures as the Board shall deem proper and prescribe.


                                  ARTICLE VII

                            DIVIDENDS, SURPLUS, ETC.

     Except as otherwise provided by statute or the Certificate of Incorporation, the Board may declare dividends upon the shares of its capital stock either (1) out of its surplus, or (2) in case there shall be no surplus, out of its net profits for the fiscal year, whenever, and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation.


                                  ARTICLE VIII

                                      SEAL

     The corporation may have a corporate seal which shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                   ARTICLE IX

                                  FISCAL YEAR

     The fiscal year of the corporation shall begin on the first day of January of each year, or on such other day as may be fixed from time to time by the Board.

                                   ARTICLE X

                                INDEMNIFICATION

SECTION 1.  GENERAL

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any contemplated, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether





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
civil, criminal, administrative or investigative ("Proceeding") (other than a Proceeding by or in the right of the corporation to procure a judgment in its favor) in whole or in part attributable to (i) the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise ("Indemnitee"), or (ii) anything done or not done by such Indemnitee in any such capacity, against expenses (including attorneys' fees) and losses, claims, liabilities, judgments, fines and amounts paid in settlement incurred by him or on his behalf in connection with such Proceeding ("Losses") if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that except as provided in Section 6 of this
Article X, the corporation shall indemnify any such Indemnitee in connection with a Proceeding initiated by such Indemnitee only if such Proceeding was authorized by the Board of Directors.

SECTION 2.  ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

         The corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any pending, completed or threatened Proceeding brought by or in the right of the corporation to procure a judgment in its favor in whole or in part attributable to (i) the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (also an "Indemnitee") or (ii) anything done or not done by such Indemnitee in any such capacity, against expenses (including attorneys' fees) actually incurred by him or on his behalf in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification shall be made in respect of any claim, issue or matter as to which Delaware law expressly prohibits such indemnification by reason of an adjudication of liability of such person to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine such indemnification to be equitable under the circumstances.

SECTION 3.  INDEMNIFICATION IN CERTAIN CASES

         Notwithstanding any other provision of this Article X, to the extent that an Indemnitee has been wholly successful on the merits or otherwise in defense of any Proceeding referred to in Sections 1 or 2 of this Article X or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the corporation shall indemnify Indemnitee, to the maximum extent permitted by law, against expenses (including attorneys' fees) actually incurred by Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 3 and without limitation, the termination of any such claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter.





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
SECTION 4.  PROCEDURE

         4.1 Any indemnification under Sections 1 and 2 of this Article X (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper (except that the right of Indemnitee to receive payments pursuant to Section 5 of this Article X shall not be subject to this Section 4) in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2, as applicable. When seeking indemnification, Indemnitee shall submit a written request for indemnification to the corporation. Such requests shall include documentation or information which is necessary for the corporation to make a determination of Indemnitee's entitlement to indemnification and what is reasonably available to Indemnitee. Such determination shall be made promptly, but in no event later than 30 days after receipt by the corporation of Indemnitee's written request for indemnification. The Secretary of the corporation shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board of Directors that Indemnitee has made such request for indemnification.

         4.2 The entitlement of Indemnitee to indemnification shall be determined in the specific case by a majority vote of the directors who are Disinterested Directors, even though less than a quorum, except that such determination shall be made by Independent Legal Counsel, if either there are no Disinterested Directors or a majority of such Disinterested Directors so directs.

         4.3 In the event the determination of entitlement is to be made by Independent Legal Counsel, such Independent Legal Counsel shall be selected by the Board of Directors and approved by Indemnitee. Upon failure of the Board of Directors to so select such Independent Legal Counsel or upon failure of Indemnitee to so approve, such Independent Legal Counsel shall be selected by the Chancellor of the State of Delaware or such other person as such Chancellor shall designate to make such selection.

         4.4 If the Board of Directors or Independent Legal Counsel shall have determined that Indemnitee is not entitled to indemnification to the full extent of Indemnitee's request, Indemnitee shall have the right to seek entitlement to indemnification in accordance with the procedures set forth in
Section 6 of this Article X.

         4.5 If the person or persons empowered pursuant to Section 4.2 of this Article X to make a determination with respect to entitlement to indemnification shall have failed to make the requested determination within 90 days after receipt by the corporation of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent (A) misrepresentation by Indemnitee of a material fact in the request for indemnification or (B) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

         4.6 The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of Indemnitee to indemnification hereunder except as may be specifically provided herein, or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation or create a presumption that (with respect to any criminal action or proceeding) Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

         4.7 For purposes of any determination of good faith hereunder, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the corporation or an Affiliate, including financial statements, or on information supplied to Indemnitee by the officers of the corporation or an Affiliate in the course of their duties, or on the advice of legal counsel for the corporation or an Affiliate or by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or an Affiliate. The provisions of this Section 4.7 of this Article X shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in these By-laws.

         4.8 The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the corporation or an Affiliate shall not be imputed to Indemnitee for purposes of determining the right to indemnification under these By-laws.

         4.9 Without limiting the generality of the foregoing, in the event any Indemnitee is made a party or is threatened to be made a party to any
Proceeding:

         (A) the Indemnitee may retain counsel satisfactory to him with the consent of the corporation, which may not be unreasonably withheld or delayed;

         (B) the corporation shall pay all fees and expenses of such counsel for the Indemnitee promptly as statements therefor are received; and

         (C) the corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the corporation shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld.

Any Indemnitee wishing to claim indemnification under this Article X, upon notice that such person has been made or is threatened to be made a party to any such Proceeding, shall notify the corporation (but any failure so to notify shall not relieve the corporation from any liability which it may have under this Article X, except to the extent such failure materially prejudices the corporation) and shall deliver to the corporation any undertaking required by
Section 145(e) of the Delaware General Corporation Law. The Indemnitees as a group may retain only one law firm to represent them with respect to each such Proceeding unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnitees.

SECTION 5.  ADVANCES FOR EXPENSES AND COSTS

         All expenses (including attorneys' fees) incurred by or on behalf of Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding within 20 days after the receipt by the corporation of a statement or statements from Indemnitee requesting from time to time such advance or advances whether or not a determination to indemnify has been made under Section 4 of this Article X (and even if the Disinterested Directors or Independent Legal Counsel has determined, pursuant to Section 4, that Indemnitee is not entitled to indemnification by reason of their conclusions that Indemnitee (i) did not act in good faith or in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation or (ii) had reasonable cause to believe his conduct was unlawful, but not after the conclusion of judicial proceedings under Section
6). Indemnitee's entitlement to such advancement of expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to these By-laws. Such statement or statements shall evidence such expenses incurred (or reasonably expected to be incurred) by Indemnitee in connection therewith and shall include or be accompanied by a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Section 5 of
Article X. The financial ability of an Indemnitee to repay an advance shall not be a prerequisite to the making of such an advance.

SECTION 6. REMEDIES IN CASES OF DETERMINATION NOT TO INDEMNIFY OR TO ADVANCE EXPENSES

         6.1 In the event that (A) a determination is made that Indemnitee is not entitled to indemnification hereunder, (B) advances are not made pursuant to Section 5 of this Article X or (C) payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 4 of this Article X, Indemnitee shall be entitled to seek a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of Indemnitee's entitlement to such indemnification or advance.

         6.2 In the event a determination has been made in accordance with the procedures set forth in Section 4 of this Article X, in whole or in part, that Indemnitee is not entitled to indemnification, any judicial proceeding referred to in Section 6.1 of this Article X shall be de novo and Indemnitee shall not be prejudiced by reason of any such prior determination that Indemnitee is not entitled to indemnification.

         6.3 If a determination is made or deemed to have been made pursuant to the terms of Sections 4 or 6 of this Article X that Indemnitee is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding in the absence of (A) a misrepresentation of a material fact by Indemnitee or (B) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

         6.4 To the extent deemed appropriate by the court, interest shall be paid by the corporation to Indemnitee at a reasonable interest rate for amounts which the corporation indemnifies or is obliged to indemnify Indemnitee for the period commencing with the date on which Indemnitee requested indemnification (or reimbursement or advance of expenses) and ending with the date on which such payment is made to Indemnitee by the corporation.





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
SECTION 7.  RIGHTS NON-EXCLUSIVE

         The rights of indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, certificate of incorporation, by-law, agreement, vote of stockholders or resolution of directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. No amendment, alteration, rescission or replacement of these By-laws or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee's position with the corporation or an Affiliate or any other entity which Indemnitee is or was serving at the request of the corporation prior to such amendment, alteration, rescission or replacement.

SECTION 8.  INSURANCE

         The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article X.

SECTION 9.  SURVIVING OF RIGHTS

         The indemnification and advancement of expenses provided by, or granted pursuant to this Article X shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 10.  INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

         The corporation may, by action of the Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the corporation, with the same scope and effect as the provisions of this Article X with respect to the indemnification of directors and officers of the corporation.

SECTION 11.  DEFINITIONS

         For purposes of this Article X:

         (a) "Affiliate" includes any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise directly or indirectly owned by the corporation.

         (b) "Corporation" includes all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

         (c) "Disinterested Director" shall mean a director of the corporation who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

         (d) "Independent Legal Counsel" shall mean a law firm or lawyer that neither is presently nor in the past five years has been retained to represent: (i) the corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the corporation or Indemnitee in an action to determine Indemnitee's right to indemnification under these By- laws. All fees and expenses of the Independent Counsel incurred in connection with acting pursuant to these By-laws shall be borne by the corporation.


                                   ARTICLE XI

                      CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1.  CHECKS, DRAFTS, ETC.; LOANS

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by resolution of the Board. No loans shall be contracted on behalf of the corporation unless authorized by the Board. Such authority may be general or confined to specific circumstances.

SECTION 2.  DEPOSITS

     All funds of the corporation shall be deposited, from time to time, to the credit of the corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may, from time to time, be delegated by the Board; and for the purpose of such deposit, the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman of the Board, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or any Assistant Treasurer, or any other officer or agent to whom such power may be





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
delegated by the Board, may endorse, assign and deliver checks, drafts and other order for the payment of money which are payable to the order of the corporation.


                                  ARTICLE XII

                                   AMENDMENTS

     These By-laws may be altered or repealed and new By-laws may be made by the affirmative vote, at any meeting of the Board, of a majority of the entire Board, subject to the rights of the stockholders of the corporation to amend or repeal By-laws made or amended by the Board by the affirmative vote of the holders of record of a majority in number of shares of the outstanding stock of the corporation present or represented at any meeting of the stockholders and entitled to vote thereon, provided that notice of the proposed action be included in the notice of such meeting.

                                  ARTICLE XIII

                                 MISCELLANEOUS

     All references and uses herein of the masculine pronouns "he" or "his" shall have equal applicability to and shall also mean their feminine counterpart pronouns, such as "she" or "her."





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